As filed with the Securities and Exchange Commission on July 14, 2011
Registration Statement No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

Delaware	2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey 07024 (201) 363-4900	41-2118289
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(I.R.S. Employer Identification No.)

Christian G. Le Brun , Esq.
Executive Vice President,
General Counsel and Secretary
ORBCOMM, Inc.
2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024
(201) 363-4900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Sey-Hyo Lee, Esq.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408-5100

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,455,988 (2)	$3.17 (3)	$7,785,481.96 (3)	$903.89

(1)   The shares of common stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this registration statement, include pursuant to Rule 416 under the Securities Act, such additional number of shares of the registrant's common stock that may become issuable as a result of any stock splits, stock dividends or similar events.
(2)    Represents an aggregate of (i) 2,039,460 shares of common stock issued to certain selling securityholders in connection with the acquisition of certain shares of common stock of Alanco Technologies, Inc. ("Alanco") and substantially all of the assets of Alanco's StarTrak Systems, LLC business, and (ii) an aggregate of 416,528 shares of common stock representing shares held in escrow that may be released to Alanco and/or shares that may be issued to Alanco in connection with certain working capital adjustments to the purchase price pursuant to the terms of the asset purchase agreement with Alanco.
(3)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant's common stock reported on July 8, 2011 on the Nasdaq Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 14, 2011

PROSPECTUS
ORBCOMM Inc.

2,455,988 Shares of Common Stock
__________________________________

This prospectus relates to up to 2,455,988 shares of our common stock, which may be sold by the selling securityholders named in this prospectus.  In connection with our acquisition of substantially all of the assets of StarTrak Systems, LLC ("StarTrak"), a wholly-owned subsidiary of Alanco Technologies, Inc. ("Alanco"), on May 16, 2011, we issued to Alanco 2,237,111 shares of our common stock and 183,550 shares of our Series A convertible preferred stock pursuant to an Asset Purchase Agreement dated as of February 23, 2011 (the "Asset Purchase Agreement").  In a contemporaneous transaction, we issued to certain shareholders of Alanco 218,877 shares of our common stock pursuant to a Stock Purchase Agreement dated as of February 23, 2011 (the "Stock Purchase Agreement").  Pursuant to the terms of the Asset Purchase Agreement, additional shares of our common stock may be issued to Alanco in connection with certain working capital adjustments.  This prospectus may be used by the selling securityholders to resell the common stock received by them pursuant to the Asset Purchase Agreement and Stock Purchase Agreement, as applicable.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling securityholders.

Our common stock is traded on The Nasdaq Global Market under the symbol "ORBC".  On July 13, 2011, the last reported sale price for our common stock on The Nasdaq Global Market was $3.16 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  PLEASE CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS, THE SECTION ENTITLED "RISK FACTORS" IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, AND ALL OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS IN ITS ENTIRETY BEFORE PURCHASING ANY OF OUR COMMON STOCK OFFERED UNDER THIS PROSPECTUS.

__________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

__________________________________

The date of this prospectus is                , 2011

Table of Contents

Page
Summary	1
Risk Factors	2
Use of Proceeds	2
Selling Securityholders	2
Plan of Distribution	4
Legal Matters	6
Experts	7
How to Obtain More Information	7
Forward-Looking Statements	9

SUMMARY

Our Company

We are a satellite-based data communications company that operates a two-way global wireless data messaging system optimized for narrowband data communication. We also provide terrestrial-based cellular communication services through reseller agreements with major cellular wireless providers. We provide services through a constellation of 27 owned and operated low-Earth orbit satellites and accompanying ground infrastructure through which small, low power, fixed or mobile satellite subscriber communicators and cellular wireless subscriber identity modules, or SIMS, connected to the cellular wireless providers’ networks, that can be connected to other public or private networks, including the Internet (collectively, the “ORBCOMM System”). The ORBCOMM System is designed to enable businesses and government agencies to track, monitor, control and communicate with fixed and mobile assets.

Our principal executive offices are located at 2115 Linwood Avenue, Fort Lee, New Jersey 07024, and our telephone number is (201) 363-4900.  Our website is www.orbcomm.com and information contained on our website is not included as a part of, or incorporated by reference into, this prospectus.

References in this prospectus to "ORBCOMM", "the company", "we", "us" and "our" are to ORBCOMM Inc. unless the context indicates otherwise.

 Acquisition of Assets of StarTrak Systems, LLC

On May 16, 2011, we completed the acquisition of substantially all of the assets of StarTrak Systems, LLC (“StarTrak”), a wholly-owned subsidiary of Alanco Technologies, Inc. (“Alanco”) and a leading provider of wireless asset and GPS tracking and monitoring products and services for the refrigerated transport market (the “StarTrak Acquisition”), pursuant to an Asset Purchase Agreement dated as of February 23, 2011 (the "Asset Purchase Agreement").  The consideration paid by us to Alanco at the closing with respect to substantially all the assets of StarTrak was equal to the aggregate face amount of approximately $18,500,000 in cash, stock and debt, which included (1) the issuance and delivery to BNY Mellon Shareowner Services, as escrow agent, of an aggregate of 416,528 shares of our common stock, which escrowed shares will be available to pay for a portion of the costs incurred as a result of a litigation currently pending against StarTrak and to pay for a portion of certain product warranty, replacement and repair-related costs; (2) the issuance and delivery to Alanco of 1,820,583 shares of our common stock; and (3) the issuance and delivery to Alanco of 183,550 shares of our Series A convertible preferred stock ("Series A preferred stock").  Alanco will also be entitled to an earn-out amount of up to a net amount of approximately $1,200,000 based on revenue achieved in calendar year 2011 by the acquired StarTrak business, which, if achieved, is payable at our discretion in cash, shares of our common stock or a combination of cash and shares.  Additional shares of our common stock may also be issued to Alanco in connection with certain working capital adjustments to the purchase price pursuant to the Asset Purchase Agreement.

In connection with the StarTrak Acquisition, on May 16, 2011, we separately purchased from Timothy P. Slifkin and Thomas A. Robinson shares of common stock of Alanco held by each of Messrs. Slifkin and Robinson pursuant to a Stock Purchase Agreement dated as of February 23, 2011 (the "Stock Purchase Agreement").  As consideration for the sale by Messrs. Slifkin and Robinson of the Alanco shares owned by them, we issued and delivered to Messrs. Slifkin and Robinson an aggregate of 218,877 shares of our common stock.  In addition, each of Messrs. Slifkin and Robinson are entitled to receive a pro rata portion of the earn out amount payable to Alanco based on revenue achieved in calendar year 2011 by the acquired StarTrak business, which, if achieved, is payable at our discretion in cash, shares of our common stock or a combination of cash and shares.

Under the Registration Rights Agreement dated as of May 16, 2011 by and among ORBCOMM and certain shareholders of Alanco, we agreed to register the resale by those shareholders of shares of our common stock (including shares of common stock underlying shares of our Series A preferred stock) delivered pursuant to the Asset Purchase Agreement and the Stock Purchase Agreement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves a high degree of risk.  You should carefully consider the information included and incorporated by reference in this prospectus before you decide to purchase these securities, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2010, as updated by periodic and current reports that we file with the SEC after the date of this prospectus.  Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations, which in turn could materially and adversely affect the price of our common stock or other securities.  The occurrence of any of these risks might cause you to lose all or part of your investment in these securities.  Please also refer to the section below entitled "Forward-Looking Statements".

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from sales of our common stock by them pursuant to this prospectus.  We will not receive any proceeds from the sales.

SELLING SECURITYHOLDERS

The shares of our common stock that may be resold hereunder by the selling securityholders are shares delivered or that may be delivered by us in connection with the consummation of the transactions under the Asset Purchase Agreement and the Stock Purchase Agreement, which shares include:

●
2,039,460 shares of our common stock issued to certain selling securityholders in connection with the acquisition of certain shares of common stock of Alanco and substantially all of the assets of Alanco's StarTrak Systems, LLC business; and

●
up to 416,528 shares of our common stock (i) held in escrow that may be released to Alanco pursuant to the terms of the Asset Purchase Agreement, and/or (ii) that may be issued to Alanco in connection with certain working capital adjustments to the purchase price pursuant to the terms of the Asset Purchase Agreement.

The shares of our common stock and Series A preferred stock originally delivered to Alanco and certain of its shareholders in connection with the consummation of the transactions under the Asset Purchase Agreement and the Stock Purchase Agreement were delivered in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

Under the Asset Purchase Agreement, without our prior written consent, Alanco may not sell, dividend or otherwise distribute more than 12.5% of the total number of shares of our common stock received by Alanco pursuant to the Asset Purchase Agreement (including any shares delivered in respect of or based on any earn-out amount to the extent actually delivered to Alanco) in any month following the effective date of the registration statement to which this prospectus relates.  Under the Stock Purchase Agreement, during the one year period beginning on May 16, 2011, each of Messrs. Slifkin and Robinson may not sell or otherwise distribute more than 20% of the total number of shares of our common stock received by such person (including any shares delivered in respect of or based on any deferred payment amount to the extent actually delivered to such person) pursuant to the Stock Purchase Agreement in any month following the effective date of the registration statement to which this prospectus relates.

Selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of such shares of our common stock.

The following table sets forth information, as of July 13, 2011, with respect to the selling securityholders and the shares of our common stock beneficially owned by each selling securityholder that may be offered pursuant to this prospectus.  The information is based on information provided by or on behalf of the selling securityholders.  The selling securityholders may offer all, some or none of the shares of our common stock.  Because the selling securityholders may offer all or some portion of the shares of our common stock, we cannot estimate the amount of our common stock that will be held by the selling securityholders upon termination of any of these sales.  In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of our common stock since the date on which they provided the information regarding their shares in transactions exempt from the registration requirements of the Securities Act.  Alanco beneficially owns 4.9% of our common stock based on approximately 45,630,192 shares of common stock outstanding on June 30, 2011.  No other selling securityholder named in the table below beneficially owns one percent or more of our common stock.

Each of the following selling securityholders held the following positions with StarTrak prior to our acquisition of its assets: Timothy Slifkin, Chief Technology Officer and Thomas Robinson, Executive Vice President.  In addition, as of the date of this prospectus, Messrs. Slifkin and Robinson are employees of our StarTrak Information Technologies, LLC subsidiary.  Except as otherwise disclosed in this prospectus (or as disclosed in any document incorporated by reference), none of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with us.

	Shares Owned Prior to the Offering	Shares Offered in the Offering	Shares Owned After the Offering
Selling Securityholder	Common Stock	Common Stock	Common Stock	% of Common Stock
Alanco Technologies, Inc. (1)	2,237,111	2,237,111	—	—
Timothy P. Slifkin	171,498 (2)(3)	149,169 (3)	22,329 (2)	*
Thomas A. Robinson	118,398 (4)(5)	104,048 (5)	14,350 (4)	*
_______________

*	less than 1.0%
(1)
The number of shares of common stock beneficially owned prior to this offering by Alanco includes 416,528 shares  that are subject to and are currently held in escrow, which escrowed shares are available to pay for a portion of certain litigation and certain product warranty, replacement and repair-related costs pursuant to the terms of the Asset Purchase Agreement and that may be issued to Alanco in connection with certain working capital adjustments to the purchase price pursuant to the terms of the Asset Purchase Agreement.  To the extent shares of common stock are transferred to Messrs. Slifkin and Robinson, the number of shares owned prior to this offering and offered in this offering by Alanco will be reduced.

(2)	Includes 22,329 shares issuable upon conversion of the 13,402 shares of Series A preferred stock held by Mr. Slifkin.
(3)	Includes 17,170 shares Mr. Slifkin has the right to acquire from Alanco.
(4)	Includes 14,350 shares issuable upon conversion of the 8,613 shares of Series A preferred stock held by Mr. Robinson.
(5)	Includes 17,170 shares Mr. Robinson has the right to acquire from Alanco.

Under the terms of the Asset Purchase Agreement, Alanco will be entitled to an earn-out amount of up to a net amount of approximately $1,200,000 based on revenue achieved in calendar year 2011 by the acquired StarTrak business, which, if achieved, is payable on or before April 30, 2012 in cash, shares of our common stock or a combination of cash and shares at our discretion.  In connection with certain working capital adjustments to the purchase price under the Asset Purchase Agreement, additional shares of our common stock may be issued to Alanco or a number of shares of our common stock previously issued to Alanco under the Asset Purchase Agreement as part of the purchase price may be returned to us.

Under the terms of the Stock Purchase Agreement, each of Messrs. Slifkin and Robinson are entitled to receive a pro rata portion of the earn out amount payable to Alanco, which, if achieved, is payable in cash, shares of our common stock or a combination of cash and shares at our discretion.

All of the shares received by the selling securityholders at the closing of the transactions under the Asset Purchase Agreement and the Stock Purchase Agreement were "restricted securities" under the Securities Act prior to this registration.

Information concerning the selling securityholders may change from time to time and any changed information will be set forth in amendments or supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders may sell our common stock covered by this prospectus (the "registered securities") from time to time in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	varying prices determined at the time of sale; or

●	negotiated prices.

The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale.  The selling securityholders may effect these transactions by selling the registered securities to or through broker-dealers or directly to investors. Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the sales.

The registered securities may be sold in one or more of the following transactions:

●	a block trade in which a broker-dealer attempts to sell the shares of the registered securities as agent but may resell a portion of the block as principal to facilitate the transaction;

●	a purchase by a broker-dealer as principal and resale by the broker-dealer for its account under this prospectus;

●	an exchange distribution in accordance with the rules of the exchange;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	privately negotiated transactions, including directly to investors; and

●	a combination of any of the above transactions.

We may amend or supplement this prospectus from time to time to describe a specific plan of distribution.  If the plan of distribution involves an arrangement with a broker-dealer for the sale of the registered securities through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker-dealer, the amendment or supplement will disclose:

●	the name of the selling securityholders and the participating broker-dealer;

●	the number of shares of the registered securities involved;

●	the price at which the shares of the registered securities are sold;

●	the commissions paid or discounts or concessions allowed to the broker-dealer;

●	that the broker-dealer did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus; and

●	other facts material to the transaction.

The selling securityholders may enter into hedging transactions with broker-dealers or affiliates thereof in connection with distributions of the registered securities.  In these transactions, broker-dealers or affiliates may engage in short sales of the registered securities pursuant to this prospectus to offset the positions they assume with the selling securityholders and use shares of the registered securities received from the selling securityholders to close out their short positions.  The selling securityholders also may sell the registered securities short, deliver this prospectus in connection with some or all of those sales and redeliver the registered securities to close out their short positions.  The selling securityholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer or an affiliate thereof of shares of the registered securities.  The broker-dealer may then resell or otherwise transfer the shares of the registered securities under this prospectus.  The selling securityholders also may loan, pledge or grant a security interest in some or all of the registered securities covered by this prospectus to a broker-dealer or an affiliate thereof.  The broker-dealer may sell the loaned or pledged registered securities under this prospectus.

Broker-dealers or agents may receive compensation from the selling securityholders in the form of commissions, discounts or concessions.  Broker-dealers or agents may also receive compensation from the purchasers of the registered securities for whom they act as agents or to whom they sell as principals, or both.  A broker-dealer's compensation will be negotiated in connection with the sale and may exceed the broker-dealer's customary commissions.  Broker-dealers, agents or the selling securityholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales of the registered securities.  Any commission, discount or concession received by these broker-dealers or agents and any profit on the sale of the registered securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Because the selling securityholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the registered securities.  There is currently no coordinating broker acting in connection with the proposed sale of the registered securities by the selling securityholders.

We agreed to keep this prospectus effective until the earlier of (i) May 16, 2012, (ii) the date on which all of the shares of the registered securities have been sold pursuant to this prospectus, (iii) the expiration of the holding period that would be applicable to the registered securities under Rule 144 under the Securities Act were it not held by an affiliate of ours, or (iv) the sale of all of the shares of the registered securities pursuant to Rule 144.  The registered securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states the registered securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to comply with the applicable securities laws of particular states, if applicable, the shares of registered securities will be sold in the jurisdictions only through registered or licensed brokers or dealers.  In addition, in particular states, the shares of registered securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

 The selling securityholders and any broker-dealers or agents that participate with the selling securityholders in the distribution of the shares of registered securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered securities may be deemed to be underwriting commissions or discounts under the Securities Act.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the registered securities may not simultaneously engage in market making activities with respect to the registered securities for a period of two business days prior to the commencement of the distribution.  In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the registered securities by the selling securityholders or any other person.  We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will pay all costs, expenses and fees associated with the registration of the registered securities, including without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws.  The selling securityholders will pay all underwriting commissions and discounts, selling or placement agent fees or broker fees and commissions, and transfer taxes, if any, associated with the sale of the registered securities.  The selling securityholders may agree to indemnify any broker-dealer or agent that participates in sales of the registered securities against specified liabilities, including liabilities arising under the Securities Act.  The selling securityholders have agreed to indemnify certain persons against specified liabilities in connection with the offering of the registered securities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon by Christian G. Le Brun, Executive Vice President and General Counsel of ORBCOMM.

EXPERTS

The consolidated financial statements and schedule of ORBCOMM Inc. and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the two-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm,  incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report on the consolidated financial statements refers to a change in the method of accounting for noncontrolling interests due to the adoption of new acounting requirements issued by the Financial Accounting Standards Board, as of January 1, 2009.

Our consolidated financial statements and the related financial statement schedule for the year ended December 31, 2008 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

HOW TO OBTAIN MORE INFORMATION

In accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file reports, proxy and information statements and other information with the SEC.  You may read and copy these reports, proxy and information statements and other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants (including ORBCOMM) that file electronically with the SEC (www.sec.gov).  Our Internet site is www.orbcomm.com.

In accordance with the Securities Act of 1933, as amended, or the Securities Act, we have filed with the SEC a registration statement on Form S-3.  This prospectus does not contain all of the information included in the registration statement and its attached exhibits.  Some items are omitted in accordance with the rules and regulations of the SEC.  For further information about us and our common stock, reference is made to the registration statement and the exhibits to the registration statement.  Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, if the contract or document is filed as an exhibit to the registration statement, reference is made to the copy of the contract or other document we have filed as an exhibit, each statement being qualified in all respects by such reference.  You may read and obtain copies of the registration statement and any amendments to it, including exhibits, as described above.

The SEC's rules allow us to "incorporate by reference" into this prospectus the information we file with the SEC.  This means that we can disclose important information to you by referring you to those filings.  The information incorporated by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.  Any such information so modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.  We incorporate by reference the following documents and any future documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of securities by this prospectus is completed:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

●	Our Current Report on Form 8-K filed on February 1, 2011;

●	Our Current Report on Form 8-K filed on February 24, 2011;

●	Our Current Report on Form 8-K filed on May 3, 2011;

●	Our Current Report on Form 8-K filed on May 20, 2011; and

●
The description of our common stock contained in our Registration Statement on Form S-1 filed on April 27, 2007, as amended (File No. 333-142427), including any amendment or report filed that updates such description.

You can obtain any of the documents incorporated by reference in this prospectus through us or from the SEC through the SEC's Internet site at the address described above.  Upon written or oral request, we will provide you with a copy of any of the incorporated documents without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus.  You may submit such a request for this material to ORBCOMM Inc., 2115 Linwood Avenue, Suite 100, Fort Lee, NJ 07024, Attention: Investor Relations (telephone number 703-433-6505).

FORWARD-LOOKING STATEMENTS

Certain statements discussed in this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning our expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond our control, that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of global recession and continued worldwide credit and capital constraints; substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; loss or decline or slowdown in the growth in business from Asset Intelligence, a subsidiary of I.D. Systems, Inc., other value-added resellers or VARs and international value-added resellers or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors we serve, such as transportation, heavy equipment, fixed assets and maritime; our acquisition of the StarTrak business may expose us to additional risks; litigation proceedings; technological changes, pricing pressures and other competitive factors; the inability of our international resellers to develop markets outside the United States; market acceptance and success of our Automatic Identification System (“AIS”) business; the ability to restore commercial-level AIS service in the near term; satellite launch and construction delays and cost overruns of our next-generation satellites; in-orbit satellite failures or reduced performance of our existing satellites; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; political, legal regulatory, government administrative and economic conditions and developments in the United States and other countries and territories in which we operate; and changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more detail on these and other risks, please see “Risk Factors” section above and in our Annual Report on Form 10-K for the year ended December 31, 2010.

ORBCOMM Inc.

2,455,988 Shares of Common Stock

_______________________________

Prospectus
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You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus.  We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the offering of the securities being registered.

Amount
Commission registration fee	$904
*Accounting fees and expenses	$25,000
*Legal fees and expenses	$25,000
*Miscellaneous expenses	$5,096
*Total	$56,000
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*  Estimated

Item 15.  Indemnification of Directors and Officers.

The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. Our restated certificate of incorporation provides that our directors are not liable to ORBCOMM or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to ORBCOMM or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3)  for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (4) for any transaction from which a director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our bylaws and the appendix thereto provide for the indemnification of our directors, officers, employees and agents to the extent permitted by Delaware law.  Our directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Item 16.  Exhibits.

4.1	Restated Certificate of Incorporation of ORBCOMM, filed as Exhibit 3.1 to ORBCOMM's Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

4.2	Amended Bylaws of ORBCOMM, filed as Exhibit 3.2 to ORBCOMM's Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

4.3
Specimen certificate for ORBCOMM's common stock, par value $0.001 per share, filed as Exhibit 4.1 to ORBCOMM's Registration Statement on Form S-1/A filed on November 2, 2006 (File No. 333-134088), is incorporated herein by reference.

4.4	Certificate of Designation of Series A Convertible Preferred Stock of ORBCOMM, filed as Exhibit 3.1 to ORBCOMM's Current Report on Form 8-K dated May 16, 2011, is incorporated herein by reference.

5	Opinion of Christian G. Le Brun, Executive Vice President and General Counsel of ORBCOMM.

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23.3	Consent of Christian G. Le Brun, contained in his opinion filed as Exhibit 5 to this registration statement.

24	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of ORBCOMM.

Item 17.  Undertakings.

a.           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

b.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on the 14th day of July, 2011.

ORBCOMM INC.
By:	/s/ Christian G. Le Brun
Name: Christian G. Le Brun Title: Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 14th day of July, 2011 by the following persons in the capacities indicated:

Signature	Title
Marc J. Eisenberg*	Chief Executive Officer and President and Director (principal executive officer)
Jerome B. Eisenberg*	Chairman of the Board
Didier Delepine*	Director
Marco Fuchs*	Director
Hans E. W. Hoffmann*	Director
Timothy Kelleher*	Director
John Major*	Director
Gary H. Ritondaro*	Director
John R. Wood*	Director
Robert G. Costantini*	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

*By:  /s/ Christian G. Le Brun
(Christian G. Le Brun, Attorney-in-fact)**

**  By authority of the powers of attorney filed as Exhibit 24 to this Registration Statement.

EXHIBIT INDEX

Exhibit
Number

5	Opinion of Christian G. Le Brun, Executive Vice President and General Counsel of ORBCOMM.

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23.3	Consent of Christian G. Le Brun, contained in his opinion filed as Exhibit 5 to this registration statement.

24	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of ORBCOMM.